EXHIBIT 10.1

CYBERSOURCE CORPORATION

1999 STOCK OPTION PLAN

(amended and restated April, 2000)

(amended July, 2000)

(amended February, 2001)

(amended and restated February, 2003)

(amended and restated March, 2004)

(amended and restated March, 2006)

(amended and restated March, 2008)

1. Purpose. This 1999 Stock Option Plan1 (“Plan”) is established as a compensatory plan to attract, retain and provide equity incentives to selected persons to promote the financial success of CyberSource Corporation, a Delaware corporation (the “Company”). Capitalized terms not previously defined herein are defined in Section 18 of this Plan.

2. Types of Awards and Shares. Awards granted under this Plan may be (a) incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (b) nonqualified stock options (also known as “nonstatutory stock options”) (“NQSOs”), (c) Restricted Shares or (d) Restricted Share Units. The shares of stock that may be issued in connection with an Award granted under this Plan (the “Shares”) are shares of Common Stock of the Company (“Common Stock”).

3. Number of Shares. The aggregate number of Shares that may be issued pursuant to Awards granted under this Plan is 15,500,000 Shares, subject to adjustment as provided in this Plan. If any Option expires or is terminated without being exercised in whole or in part, the unexercised or released Shares from such Option shall be available for future grant and purchase under this Plan. Shares that actually have been issued under the Plan shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan. At all times during the term of this Plan, the Company shall reserve and keep available such number of Shares as shall be required to satisfy the requirements of outstanding Options under this Plan.

4. Eligibility.

(a) General Rules of Eligibility. Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors (provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction) of the Company or any Parent, Subsidiary or Affiliate of the Company. ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or a Parent or Subsidiary of the Company. The Committee (as defined in Section 15) in its sole discretion shall select the recipients of Awards (“Grantees”). A Grantee may be granted more than one Award under this Plan.

[1]	Approved by the Company’s Board of Directors and stockholders in January, 1999.

(b) Company Assumption of Options. The Company may also, from time to time, assume outstanding options granted by another company, whether in connection with an acquisition of such other company or otherwise, by granting an Option under this Plan in replacement of the Option assumed by the Company. Such assumption shall be permissible if the holder of the assumed option would have been eligible to be granted an Option hereunder if the other company had applied the rules of this Plan to such grant.

5. Terms and Conditions of Options. The Committee shall determine whether each Option is to be an ISO or an NQSO, the number of Shares subject to the Option, the exercise price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

(a) Form of Option Grant. Each Option granted under this Plan shall be evidenced by a written Stock Option Grant (the “Grant”) in such form as shall be approved by the Committee.

(b) Date of Grant. The date of grant of an Option shall be the date on which the Committee makes the determination to grant such Option unless otherwise specified by the Committee and subject to applicable provisions of the Code. The Grant representing the Option will be delivered to the Grantee with a copy of this Plan within a reasonable time after the date of grant. No Option shall be exercisable until such Grant is executed by the Company and the Grantee.

(c) Exercise Price. The exercise price of an NQSO and an ISO shall be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date the Option is granted. The exercise price of any ISO granted to a person owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company (“Ten Percent Shareholders”) shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date the Option is granted. In the case of Options intended to qualify as Performance-Based Compensation, the exercise price shall be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant.

(d) Exercise Period. Options shall be exercisable within the times or upon the events determined by the Committee (including the performance criteria set forth in Section 8(d)) as set forth in the Grant; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further, that no ISO granted to a Ten Percent Shareholder shall be exercisable after the expiration of five (5) years from the date the Option is granted. The Committee may grant an Option whereby the Grantee may elect to exercise any or all of the Option prior to full vesting. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or to any other restriction the Committee determines to be appropriate.

(e) Limitations on Options. The aggregate Fair Market Value (determined as of the time an Option is granted) of stock with respect to which ISOs are exercisable for the first time by a Grantee during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) shall not exceed one hundred thousand dollars ($100,000). To the extent that the Fair Market Value of stock with respect to which ISOs are exercisable for the first time by a Grantee during any calendar year exceeds $100,000, the Options for the amount in excess of $100,000 shall be treated as not being ISOs and shall be treated as NQSOs. The foregoing shall be applied by taking Options into account in the order in which they were granted. In the event that the Code or the regulations promulgated thereunder are amended after the effective date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be incorporated herein and shall apply to any Options granted after the effective date of such amendment.

(f) Individual Option Limit. The maximum number of Shares with respect to which Options may be granted to any Grantee in any fiscal year of the Company shall be one million (1,000,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 12, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to a Grantee, if any Option is canceled, the canceled Option shall continue to count against the maximum number of Shares with respect to which Options may be granted to the Grantee. For this purpose, the repricing of an Option shall be treated as the cancellation of the existing Option and the grant of a new Option.

(g) Options Non-Transferable. To the extent provided in an individual Grant, NQSOs shall be transferable by gift to members of the Grantee’s Immediate Family, by instrument to an inter vivos or testamentary trust under which the NQSOs are to be passed to beneficiaries upon the death of the Grantee as settlor of the trust, by will, and by the laws of descent and distribution. ISOs granted under this Plan, and any interest therein, shall not be transferable or assignable by the Grantee, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Grantee only by the Grantee or any permitted transferee.

(h) Assumed Options. In the event the Company assumes an option granted by another company in accordance with Section 4(b) above, the terms and conditions of such option shall remain unchanged (except the exercise price and the number and nature of shares issuable upon exercise, which will be adjusted appropriately pursuant to Section 424 of the Code and the Treasury Regulations applicable thereto). In the event the Company elects to grant a new Option rather than assuming an existing option (as specified in Section 4), such new Option need not be granted at Fair Market Value on the date of grant and may instead be granted with a similarly adjusted exercise price.

(i) Termination of Options. Except as otherwise provided in a Grantee’s Grant, Options granted under the Plan shall terminate and may not be exercised if the Grantee ceases to be employed by, or provide services to, the Company or any Parent or Subsidiary of the Company (or, in the case of a NQSO, by or to any Affiliate of the Company). A Grantee shall be considered to be employed by the Company for all purposes under this Section 5(i) if the Grantee is an officer, director or full-time employee of the Company or any Parent, Subsidiary or Affiliate of the Company or if the Committee determines that the Grantee is rendering substantial services as a part-time employee, consultant, contractor or advisor to the Company or any Parent, Subsidiary or Affiliate of the Company. The Committee shall have discretion to determine whether a Grantee has ceased to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company and the effective date on which such employment terminated (the “Termination Date”).

(j) Termination Generally. If a Grantee ceases to be employed by the Company and all Parents, Subsidiaries or Affiliates of the Company for any reason except death or disability, the Options which are then exercisable (and only to the extent exercisable)(the “Vested Options”) by the Grantee on the Termination Date, may be exercised by the Grantee, but only within three months after the Termination Date or such shorter period of time as provided in the Grant, but in no event less than thirty (30) days; provided that Options may not be exercised in any event after the Expiration Date.

(k) Death or Disability. If a Grantee’s employment with the Company and all Parents, Subsidiaries and Affiliates of the Company is terminated because of the death of the Grantee or the permanent and total disability of the Grantee within the meaning of Section 22(e)(3) of the Code, the Vested Options, as determined on the Termination Date, may be exercised by the Grantee (or the Grantee’s legal representative), but only within twelve (12) months after the Termination Date; and provided further that Options may not be exercised in any event later than the Expiration Date. If a Grantee’s employment with the Company and all Parents, Subsidiaries and Affiliates of the Company is terminated because of a disability of the Grantee which is not permanent and total within the meaning of Section 22(e)(3) of the Code, the Vested Options, as determined on the Termination Date, may be exercised by the Grantee or the Grantee’s legal representative, but only within six (6) months after the Termination Date; and provided further that Options may not be exercised in any event later than the Expiration Date.

6. Director Formula Option Grants. In addition to discretionary grants of Options granted pursuant to other terms of this Plan, Non-Employee Directors of the Company shall receive Options in accordance with the following terms:

(a) Formula Grant. On the date of adoption of this Plan, each Non-Employee Director shall receive a NQSO for 10,000 shares. Following the date of adoption of this Plan, upon initial election or appointment to the Company’s Board of Directors, the elected or appointed Non-Employee Director shall receive a NQSO for 25,000 shares on the first business day following the election or appointment of such Non-Employee Director. Thereafter, annually on January 1, each Non-Employee Director shall receive a NQSO for 10,000 shares.

(b) Terms of Grant. Options granted pursuant to this Section 6 shall be subject to the following terms:

(i) Exercise Price and Payment Terms. The exercise price for the Options granted pursuant to this Section 6 shall be equal to one hundred per cent (100%) of the Fair Market Value of the Shares on the date of the grant, payable in cash or otherwise in accordance with the alternatives specified in Section 7(b) of this Plan.

(ii) Term. The term of the Options shall be ten (10) years from the date the Option is granted.

(iii) Vesting and Repurchase Period. All Options granted pursuant to the terms of this Section 6 shall be exercisable at anytime on or after the date of grant pursuant to the terms of the Grant is such form as shall be approved by the Committee. The Shares subject to the Options granted pursuant to the terms of this Section 6 shall vest nine (9) months after the date of the grant. The Company shall have a repurchase right (at the exercise price paid for such Shares) with respect to any unvested Shares purchased pursuant to the Option.

(iv) Other Terms. In order to be eligible for the annual automatic option grants, the Non-Employee Director shall be on the date of grant, and shall have maintained for the prior year, continuous status as an active member of the Board of Directors for the entire year or from the date the Non-Employee Director joined the Board of Directors. If, for any reason, a Non-Employee Director ceases to be a member of the Board, such director shall be ineligible for that year’s grant.

7. Exercise of Awards.

(a) Notices. Options may be exercised only by delivery to the Company of a written exercise agreement in a form approved by the Committee (which need not be the same for each Grantee), stating the number of Shares being purchased, the restrictions imposed on the Shares, if any, and such representations and agreements regarding the Grantee’s investment intent and access to information, if any, as may be required by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of Shares being purchased.

(b) Payment. Payment for the Shares may be made in cash (by check) or, where permitted by law any of the following methods approved by the Committee, or any combination thereof, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law: (i) by cancellation of indebtedness of the Company to the Grantee; (ii) by surrender of shares of Common Stock of the Company already owned by the Grantee, having a Fair Market Value equal to the exercise price of the Option (but only to the extent that such exercise would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Committee); (iii) by waiver of compensation due or accrued to Grantee for services rendered; and/or (iv) for Options and provided that a public market for the Company’s stock exists, through a “same day sale” commitment from the Grantee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. (an “NASD Dealer”) whereby the Grantee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company.

(c) Withholding Taxes. Prior to issuance of the Shares pursuant to an Award, the Grantee shall pay or make adequate provision for any federal or state withholding obligations of the Company, if applicable. Where approved by the Committee in its sole discretion, the Grantee may provide for payment of withholding taxes by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Grantee by deducting the Shares retained from the Shares acquired. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined in accordance with Section 83 of the Code (the “Tax Date”). All elections by Grantees to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions:

(i) the election must be made on or prior to the applicable Tax Date;

(ii) once made, the election shall be irrevocable as to the particular Shares as to which the election is made;

(iii) all elections shall be subject to the consent or disapproval of the Committee; and

(iv) if the Grantee is an officer or director of the Company or other person (in each case, an “Insider”) whose transactions in the Company’s Common Stock are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and if the Company is subject to Section 16(b) of the Exchange Act, the election must comply with Rule 16b-3 as promulgated by the Securities and Exchange Commission (“Rule 16b-3”).

(d) Limitations on Exercise. Notwithstanding anything else to the contrary in the Plan or any Grant, no Option may be exercisable later than the expiration date of the Option.

8. Restricted Shares and Restricted Share Units. The Committee shall determine the number of Restricted Shares or Restricted Share Units issued to any Grantee, the purchase price of the Restricted Shares (if any), and all other terms and conditions of the Restricted Shares or Restricted Share Units, subject to the following:

(a) Form of Grant. Restricted Shares and Restricted Share Units granted under this Plan shall be evidenced by a written Restricted Share Grant or Restricted Share Unit Grant (as applicable, the “Grant”) in such form as shall be approved by the Committee.

(b) Date of Grant. The date of grant for Restricted Shares or Restricted Share Units shall be the date on which the Committee makes the determination to grant such Award unless otherwise specified by the Committee and subject to applicable provisions of the Code. The Grant representing the Restricted Shares or Restricted Share Units will be delivered to the Grantee with a copy of this Plan within a reasonable time after the date of grant.

(c) Individual Restricted Share and Restricted Share Unit Limit. For awards of Restricted Shares and Restricted Share Units that are intended to be Performance-Based Compensation, the maximum number of Restricted Shares and Restricted Share Units which may be granted to any Grantee in any fiscal year of the Company shall be one million (1,000,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 12, below.

(d) Performance Criteria. The Committee may provide that the vesting of an Option, Restricted Shares or Restricted Share Units may vest upon the satisfaction of performance criteria. The performance criteria established by the Committee may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total stockholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added and (xvii) market share. The performance criteria may be applicable to the Company, any Parent or Subsidiary of the Company and/or any individual business units of the Company or any Parent or Subsidiary of the Company. Partial achievement of the specified criteria may result in vesting corresponding to the degree of achievement as specified in the applicable Award agreement.

(e) Restriction Period. Notwithstanding the terms of this Section 8, except as otherwise provided in this Subsection 8(e), Awards of Restricted Stock and Restricted Stock Units shall be subject to a minimum restriction period of one year if they are scheduled to vest based on performance criteria and three years if they are scheduled to vest based on the passage of time (“Minimum Vesting Schedules”). Notwithstanding the prior sentence, the Company retains the discretion to grant up to 10% of the shares authorized under the Plan (the “10% Pool”) as Restricted Stock and/or Restricted Stock Units with vesting schedules that are more advantageous to the Grantee than the Minimum Vesting Schedules. Discretionary Awards of Restricted Stock or Restricted Stock Units to Non-Employee Directors at their election in lieu of cash compensation shall not be subject to the Minimum Vesting Schedules and shall not count against the 10% Pool.

9. Amendment of Awards. The Committee shall have the power to amend the terms of any outstanding Award granted under the Plan, provided that (a) any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, (b) the reduction of the exercise price of any Option awarded under the Plan shall be subject to shareholder approval and (c) canceling an Option at a time when its exercise price exceeds the Fair Market Value of the underlying shares, in exchange for another Option shall be subject to shareholder approval, unless the cancellation and exchange occurs in connection with a transaction described in Section 13(a) of the Plan. Any outstanding ISO that is amended shall be treated in accordance with Section 424(h) of the Code.

10. Privileges of Stock Ownership. No Grantee shall have any of the rights of a shareholder with respect to any Shares subject to an Option until such Option is properly exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date, except as provided in this Plan.

11. No Obligation to Employ; No Right to Future Grants. Nothing in this Plan or any Option granted under this Plan shall confer on any Grantee any right (a) to continue in the employ of, or other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate the Grantee’s employment or other relationship at any time, with or without cause, or (b) to have any Award(s) granted to such Grantee under this Plan, or any other plan, or to acquire any other securities of the Company, in the future.

12. Adjustment of Shares. In the event that the number of outstanding shares of Common Stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, or if a substantial portion of the assets of the Company are distributed, without consideration in a spin-off or similar transaction, to the shareholders of the Company, the number of Shares available under this Plan, the maximum number of Shares with respect to which Awards may be granted to any Grantee and the number of Shares subject to outstanding Awards and the exercise price per share of outstanding Options shall be proportionately adjusted, subject to any required action by the Board or shareholders of the Company and compliance with applicable securities laws; provided, however, that a fractional share shall not be issued upon exercise of any Award and any fractions of a Share that would have resulted shall either be cashed out at Fair Market Value or the number of Shares issuable under the Award shall be rounded down to the nearest whole number, as determined by the Committee; and provided further that the exercise price may not be decreased to below the par value, if any, for the Shares.

13. Assumption of Awards by Successors.

(a) In the event of (i) a merger or consolidation as a result of which the holders of voting securities of the Company prior to the transaction hold shares representing less than 51% of the voting securities of the Company after giving effect to the transaction (other than a merger or consolidation with a wholly-owned subsidiary or where there is no substantial change in the shareholders of the corporation and the Awards granted under this Plan are assumed by the successor corporation), or (ii) the sale of all or substantially all of the assets of the Company, any or all outstanding Awards shall be assumed by the successor corporation, which assumption shall be binding on all Grantees, an equivalent award shall be substituted by such successor corporation or the successor corporation shall provide substantially similar consideration to Grantees as was provided to shareholders (after taking into account the existing provisions of the Grantees’ awards such as the exercise price (if applicable) and the vesting schedule), and, in the case of outstanding Shares subject to a repurchase option, issue substantially similar shares or other property subject to repurchase restrictions no less favorable to the Grantee.

(b) In the event such successor corporation, if any, refuses to assume or substitute, as provided above, pursuant to an event described in subsection (a) above, or in the event of a dissolution or liquidation of the Company, the Awards shall, notwithstanding any contrary terms in the Grant, expire on a date specified in a written notice given by the Committee to the Grantees specifying the terms and conditions of such termination (which date shall be at least twenty (20) days after the date the Committee gives the written notice).

14. Adoption and Shareholder Approval. The Plan became effective when adopted by the Board of Directors (the “Board”) in January, 1999. The shareholders of the Company also approved the Plan in January, 1999. In April, 2000, the Board adopted and approved an amendment and restatement of the Plan (a) to increase the number of Shares available for issuance under the Plan and (b) to adopt a limit on the maximum number of Shares with respect to which Options may be granted to any Grantee in any fiscal year of the Company and certain other administrative provisions to comply with the performance-based compensation exception to the deduction limit of Section 162(m) of the Code, which amendments were approved by the shareholders of the Company. In February, 2001, the Board adopted and approved an amendment to the Plan increasing the number of shares granted to a Non-Employee Director upon initial election or appointment to the Board from 10,000 to 25,000. In February, 2003, the Board adopted and approved an amendment and restatement of the Plan to revise the definition of Fair Market Value such that the fair market value of a share of Common Stock of the Company shall be determined based on the closing price for a share on the date of determination, which amendment is not subject to approval by the shareholders of the Company. In March, 2004, the Board adopted and approved an amendment and restatement of the Plan to (a) increase the number of Shares available for issuance under the Plan and (b) provide that Option repricings shall be subject to shareholder approval, which amendments were later approved by the shareholders of the Company. In March, 2006, the Board adopted and approved an amendment and restatement of the Plan to (a) increase the number of Shares available for issuance under the Plan, (b) provide for the grant of Restricted Shares and Restricted Share Units under the Plan and (c) provide for certain other administrative changes, which amendments were later approved by the shareholders of the Company. In October, 2007, the Board adopted and approved an amendment of the Plan to increase the number of Shares available for issuance under the Plan, which amendment was later approved by the shareholders of the Company. In March, 2008, the Board adopted and approved an amendment and restatement of the Plan to provide for certain administrative changes, which amendments are conditioned upon and not to take effect until approved by the shareholders of the Company.

15. Administration.

(a) General. This Plan may be administered by the Board or a Committee appointed by the Board (the “Committee”). As used in this Plan, references to the “Committee” shall mean either such Committee or the Board if no committee has been established. The interpretation by the Committee of any of the provisions of this Plan, any related agreements, or any Award granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Award or any Shares acquired pursuant to an Award.

(b) Administration with Respect to Directors and Officers. With respect to grants of Awards to directors or employees who are also officers or directors of the Company, the Plan shall be administered by (i) the Board or (ii) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(c) Administration with Respect to Non-Employee Directors. With respect to grants of Awards to Non-Employee Directors of the Company, the Plan shall be administered by a Committee comprised solely of directors who are deemed independent pursuant to applicable listing standards.

(d) Administration with Respect to Consultants and Other Employees. With respect to grants of Awards to employees or consultants who are neither directors nor officers of the Company, the Plan shall be administered by (i) the Board or (ii) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more officers of the Company to grant such Awards and may limit such authority as the Board determines from time to time.

(e) Administration with Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to a “Committee” shall be deemed to be references to such Committee or subcommittee.

16. Term of Plan. Options may be granted pursuant to this Plan from time to time on or prior to December 31, 2011.

17. Amendment or Termination of Plan. The Board or Committee may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws, or if such amendment would change any of the provisions of Section 9 or this Section 17. No amendment, suspension or termination of the Plan shall adversely affect any rights under Options already granted to a Grantee.

18. Limitation on Board Discretion. Notwithstanding the terms of Sections 9 and 17, the Board or Committee may not, without the approval of the Company’s stockholders:

(a) waive the established vesting or restriction periods, including vesting acceleration, of Awards, except in the case of death or in the case of disability, retirement or change in control (as those terms are defined by the company), unless the Awards for which such vesting or restriction periods are waived count against the 10% Pool;

(b) increase benefits accrued to participants under this Plan; or

(c) reserve additional shares for grant or award under the Plan or modify the requirements for participation in the Plan.

19. Certain Definitions. As used in this Plan, the following terms shall have the following meanings:

(a) “Affiliate” means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

(b) “Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal and state securities laws, the corporate laws of California and, to the extent other than California, the corporate law of the state of the Company’s incorporation, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to awards granted to residents therein.

(c) “Award” means the grant of an Option, Restricted Shares or Restricted Share Units under the Plan.

(d) “Covered Employee” means a Grantee who is a “covered employee” under Section 162(m)(3) of the Code.

(e) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Committee in good faith.

(f) “Non-Employee Directors” shall have the meaning set forth in Rule 16b-3(b)(3) as promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act, as such rule is amended from time to time and as interpreted by the Securities and Exchange Commission.

(g) “Option” means an option to purchase shares of Common Stock granted under the Plan.

(h) “Immediate Family” means an individual who is a member of the Grantee’s “immediate family” as that term is defined under Rule 16a-1(e) of the Exchange Act.

(i) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(j) “Performance - Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(k) “Restricted Shares” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Committee.

(l) “Restricted Share Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Committee and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Committee.

(m) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

20. Applicable Law and Regulations. The obligations of the Company under this Plan are subject to the approval of state and federal authorities or agencies with jurisdiction over the subject matter hereof. The Company shall not be obligated to issue or deliver shares under this Plan if such issuance or delivery would violate applicable state or federal securities laws.